Exhibit 99.1

1001 Air Brake Avenue Wilmerding, PA 15148 Phone: 412.825.1543 Fax: 412.825.1789

Contact:    Tim Wesley at (412) 825-1543

Wabtec Board Member Resigns For Health Reasons

WILMERDING, Pa., Feb. 1, 2006 - James P. Miscoll has resigned from the Board of Directors of Wabtec Corporation (NYSE: WAB) for health reasons. Miscoll joined the Wabtec board in 1999. He served from 1994-99 as a director of MotivePower Industries, which became part of Wabtec in a 1999 merger.

“During his tenure as a Wabtec/MotivePower director, Jim provided invaluable counsel to the company through his expertise in matters of international business, banking and finance,” said William E. Kassling, Wabtec’s chairman. “On behalf of the company, our Board and our shareholders, I want to thank Jim for his many years of service and guidance. Our thoughts and prayers are with Jim and his family.”

Miscoll, 70, held various positions with Bank of America since 1962, including vice chairman from 1984 through his retirement in 1992. He has also served on the boards of numerous other companies and charitable organizations.

Wabtec Corporation (www.wabtec.com) is one of North America’s largest providers of value-added, technology-based products and services for the rail industry.

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